Exhibit 99.1

AMERICA WEST RESOURCES ANNOUNCES 1:12 REVERSE STOCK SPLIT

SALT LAKE CITY, UT – (PR NEWSWIRE) – October 18, 2010 – America West Resources, Inc. (OTCBB:AWSR), a domestic compliant coal producer with mining operations in Central Utah, today announced that its Board of Directors has approved a reverse split of the Company’s common stock at a ratio of one-for-12 shares.  America West’s common stock initiated trading on a reverse split basis effective today under the symbol “AWSRD” and will continue trading under that symbol for a period of 20 days. Thereafter, it will resume trading under the Company’s original symbol “AWSR.”

The reverse stock split has reduced the number of outstanding shares of America West’s common stock from approximately 350 million shares to approximately 29 million shares on a fully-diluted basis.  No fractional shares will be issued in connection with the reverse stock split.  Instead, fractional shares will be rounded down to the nearest whole share.  The exercise price and the number of shares of common stock issuable under the Company’s outstanding warrants and options will be proportionately adjusted to reflect the reverse stock split.

Existing stockholders holding America West Resource common stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, with specific instructions regarding the exchange of shares.  The Nevada Agency & Transfer Company is America West’s transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in connection with the reverse split.

Dan Baker, Chief Executive Officer of America West Resources, noted, “By effecting this reverse stock split, the Company is better positioned to ultimately pursue a listing on a national exchange and attract a much broader range of institutional investors to our Company.”

About America West Resources, Inc.

Headquartered in Salt Lake City, Utah, America West Resources is an established domestic coal producer focused on the mining of compliant (low-sulfur) coal and its sale primarily to utility companies and industrial customers in the western U.S., China and Europe. The Company operates the Horizon Mine, which has recoverable compliant coal reserves under lease of approximately 12 million tons. For more information, please visit www.AmericaCoal.com.

Forward-Looking Statements

This news release contains forward-looking statements Please refer to the Company’s Form 10-K and other filings with the United States Securities and Exchange Commission (the “SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.  Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.  The forward-looking statements in this release do not constitute guarantees of future performance.  Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future mining output, ability to obtain necessary equipment, personnel and permits to mine coal, production capabilities, management's strategy, plans and objectives for future operations, plans and objectives for production, plans and objectives for present and future production, plans and objectives for regulatory approval, and anticipated results, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with coal production, mining in general and in our mines in particular, ability to achieve the coal output anticipated, ability to obtain permits, ability to hire and retain the necessary personnel,  as well as other risks detailed in our filings with the SEC.  We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

ELITE FINANCIAL COMMUNICATIONS GROUP

Dodi B. Handy, President & CEO (Twitter: dodihandy)

For Media Inquiries: Lisa Cather, Director, Elite Media Group (Twitter: lisa_cather)

407-585-1080 or via email at AWSR@efcg.net